NEWS RELEASE

Contact:                   Wendy S. Schmucker

                  Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL POSTS FIRST QUARTER EARNINGS

LATROBE, PA, April 28, 2004 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company, has reported unaudited earnings for the three-month period ended March 31, 2004. The company earned $1.052 million (or $.31 per average share outstanding) compared to $1.143 million (or $.33 per average share outstanding) earned in the same period last year. Earnings-per-share in 2004 are based on 3,430,376 average shares outstanding compared to 3,452,123 shares outstanding for the same three-month period a year ago.

Earnings are down from last year due to declining net interest income and higher operating expenses. Included in 2004’s first quarter earnings are security gains of $795,000 which were taken to address the bank’s alternative minimum tax status and to offset a $233,000 executive severance charge relating to the resignation of the company’s previous President and Chief Executive Officer.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area.

Commercial Bank also serves its customer base from an Internet banking site (www.cnbthebank.com) and an automated TouchTone Teller banking system. The company operates a trust company, Highview Trust Company, headquartered in Greensburg as well as an insurance-services agency based in Ligonier.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	March	March
	2004	2003
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks on demand	$ 8,676	$ 8,264
Interest bearing deposits with banks	728	1,670
Federal funds sold	-	14,850
Securities available for sale	208,072	149,607

Loans	184,171	178,601
Allowance for loan losses	(2,480)	(2,714)
Net loans	181,691	175,887

Premises and equipment	5,143	4,749
Other assets	17,233	16,027
Total assets	$ 421,543	$ 371,054

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$ 52,987	$ 49,321
Interest bearing	210,876	212,693
Total deposits	263,863	262,014

Short-term borrowings	48,650	-
Other liabilities	3,608	3,254
Long-term borrowings	55,000	55,000
Total liabilities	371,121	320,268

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; issued 3,600,000 shares; outstanding 3,430,376 and 3,447,152 shares in 2004 and 2003, respectively	7,200	7,200
Retained earnings	42,317	41,907

Accumulated other comprehensive income	4,062	4,363

Less: treasury stock, at cost, 169,624 and 152,848 shares in 2004 and 2003	(3,157)	(2,684)
Total shareholders' equity	50,422	50,786

Total liability and shareholders' equity	421,543	371,054

COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
	(dollars in thousands, except per share data)
	Three Months
	Ending March 31
	2004	2003
	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$ 2,706	$ 2,850
Interest and dividends on securities:
Taxable	1,935	2,092
Exempt from federal income taxes	278	291
Other	4	80
Total Interest income	4,923	5,313

INTEREST EXPENSE
Interest on deposits	877	997
Interest on short-term borrowings	51	-
Interest on long-term borrowings	726	720
Total Interest expense	1,654	1,717

NET INTEREST INCOME

	3,269	3,596
Provision for loan losses	56	-

NET INTEREST INCOME AFTER

PROVISION FOR LOAN LOSSES	3,213	3,596

OTHER OPERATING INCOME
Asset management and trust income	225	153
Service charges on deposit accounts	207	185
Other service charges and fees	193	174
Security gains	795	-
Commission and fee from insurance sales	170	208
Income from investment in life insurance	139	149
Other income	61	66
Total other operating income	1,790	935

OTHER OPERATING EXPENSES

Salaries and employee benefits	1,740	1,528
Executive severance	233	-
Net occupancy	188	194
Furniture and equipment	201	167
Pennsylvania shares tax	134	119
Legal and professional	223	209
Other expenses	924	849
Total other operating expenses	3,643	3,066

INCOME BEFORE INCOME TAXES

	1,360	1,465
Income tax expense	308	322

NET INCOME

	$ 1,052	$ 1,143

Average Shares Outstanding	3,430,376	3,452,123

Earnings Per Share	$ 0.31	$ 0.33